UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): _____March 17, 2017______

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800 Bethesda, MD 20814
(Address of principal executive offices)

(204) 497-9024
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Financing

On March 17, 2017, Northwest Biotherapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain institutional investors (the “Purchasers”), for a registered direct offering (the “Offering”) of 18,843,692 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the purchase price of $0.26 per share (the “Shares”). Additionally, the investors will receive five-year Class A warrants to purchase up to 21,632,769 shares of Common Stock at an exercise price of $0.26 per share (the “Class A Warrants”) and 3-month Class B Common Stock Purchase Warrants to purchase up to 21,632,769 shares of Common Stock at an exercise price of $1.00 per share (the “Class B Warrants”). Both the Class A Warrants and the Class B Warrants are exercisable immediately, subject to the 4.99% (or, at election of holder, 9.99%) beneficial ownership limit.

In order to insure that the beneficial ownership of the Purchasers (together with their affiliates and certain related parties) does not exceed 4.99% of the Company’s Common Stock, certain investors purchased pre-funded Class C Warrants to purchase up to 10,000,000 shares of common stock in lieu of shares. The pre-funded Class C warrants are exercisable immediately, subject to the 4.99% beneficial ownership limit. The full exercise price of these Class C Warrants is $0.26 per share, of which $0.25 per share will be prepaid at the closing, with $0.01 per share payable upon exercise of each Class C Warrant.

The aggregate gross proceeds of the offering are expected to be approximately $7.5 million (excluding proceeds receivable upon the exercise of the Class A and Class B Warrants). Additionally net proceeds, after deducting the Placement Agent Fee (described below) and other estimated offering expenses payable by the Company, are expected to be approximately $6.7 million. The Company intends to use the net proceeds from the Offering for general corporate purposes, costs related to preparing for and initiating Phase II clinical trials, and working capital.

The offer and sale of the securities in the Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3, as amended (File No. 333-213777), which became effective on October 18, 2016. Pursuant to Rule 424(b) under the Securities Act, the Company will file a prospectus supplement in connection with the Offering. The Securities may only be offered by means of a prospectus. Copies of the prospectus and prospectus supplement can be obtained directly from the Company and at the SEC’s website at www.sec.gov.

In connection with the Offering, the Company engaged Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (the “Placement Agent”), to act as its exclusive placement agent. The Company agreed to pay the Placement Agent a cash placement fee equal to 7% of the aggregate purchase price for the securities sold in the registered offering, plus a non-accountable expense allowance equal to $35,000. The Placement Agent will also receive Common Stock purchase warrants (the “Compensation Warrants”) to purchase up to 2,019,230 shares of Common Stock, or 7% of the aggregate number of shares of common Stock sold in the registered offering, at an exercise price of $0.325, or 125% of the public offering price per share in the registered offering, which are not exercisable for six months following March 16, 2017, subject to certain exceptions, and expire on March 16, 2022.

The foregoing is only a summary of the material terms of the documents related to the Offering. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing description of the Warrants is qualified in its entirety by reference to the Class A Common Stock Purchase Warrant, Class B Common Stock Purchase Warrant and Class C Common Stock Purchase Warrant, forms of which are filed respectively as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, which are incorporated herein by reference. The foregoing description of the compensation to the Placement Agent is qualified in its entirety by reference to the Engagement Agreement dated March 7, 2017 (the “Engagement Agreement”) with Rodman & Renshaw which is filed as Exhibit 10.5 to this Current Report on Form 8-K which is incorporated herein by reference.

On March 17, 2017, the Company issued a press release announcing the registered offering and the concurrent private placement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement, dated March 17, 2017, by and between Northwest Biotherapeutics, Inc. and certain purchasers

10.2	Form of Class A Common Stock Purchase Warrant

10.3	Form of Class B Common Stock Purchase Warrant

10.4	Form of Class C Common Stock Purchase Warrant

10.5	Engagement Agreement with Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC

99.1	Press Release dated March 17, 2017

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: March 23, 2017	By:	/s/ Linda F. Powers
Name: Linda F. Powers Title: Chief Executive Officer